UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

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PROTEA BIOSCIENCES GROUP, INC.

(Name of Registrant As Specified In Its Charter)

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PROTEA BIOSCIENCES GROUP, INC.
1311 Pineview Drive Suite 501
Morgantown, West Virginia 26505

NOTICE OF CONSENT SOLICITATION

To the stockholders of Protea Biosciences Group, Inc.:

Notice is hereby given that we are seeking the written consents of stockholders holding a majority of our issued and outstanding shares of common stock (the “Majority Stockholders”) as of February 2, 2017 (the “Record Date”) acting in lieu of a special meeting (the “Consents”) to authorize and approve the following three proposals (the “Proposals”):

1.	A Proposal to ratify the appointment of Schneider Downs & Co., Inc., as our independent registered public auditors and accountants for our fiscal year ending December 31, 2016 (the “Auditors Appointment Proposal”);

2.

A Proposal to approve the filing of an amended and restated certificate of incorporation in Delaware (“Restated Charter”), to increase the number of authorizes shares of our common stock, $0.0001 par value per share (“Common Stock”) from 500,000,000 shares of Common Stock to 750,000,000 shares of Common Stock (the “Authorized Common Stock Increase”), and with such Authorized Common Stock Increase to be effective at such time and date within one year after the date such action is approved by the Majority Stockholders, if at all, as determined by the Board of Directors in its sole discretion (the “Authorized Common Stock Increase Proposal”); and

3.	A Proposal to include in the Restated Charter or in a subsequent amendment to the Restated Charter, provisions to effect a reverse split of our issued and outstanding Common Stock, within a range of not less than one-for-fifteen (1:15) and not more than one-for-fifty (1:50), with such ratio to be determined by the Board of Directors, in its sole discretion (the “Reverse Split”), and with such Reverse Split to be effective at such time and date within one year after the date such action is approved by the stockholders, if at all, as determined by the Board of Directors in its sole discretion (the “Reverse Split Proposal”).

On January 31, 2017, at a special meeting of the Board of Directors, our Board of Directors approved the following corporate actions: (1) Proposal No. 1: The Auditors Appointment Proposal, (2) Proposal No. 2: The Restated Charter to consummate the Authorized Common Stock Increase Proposal, and (3) Proposal No. 3: The Reverse Split Proposal.

Proposal No. 2: The Restated Charter to consummate the Authorized Common Stock Increase will not be effective until it is filed and approved by the Secretary of State of the State of Delaware. The consummation of the Reverse Split under Proposal No. 3 (The Reverse Split Proposal), including the final reduced number of shares of Common Stock into which our currently outstanding shares will be converted (within the stockholder-approved range referred to herein), will be determined by our Board of Directors in order to list our Common Stock on the Nasdaq Capital Market which, in any event, shall become effective only (a) upon the date and time of the filing of the Restated Charter to consummate the Reverse Split with the Secretary of State of the State of Delaware, including the final reduced number of shares of Common Stock into which our currently outstanding shares will be converted; and (b) upon announcement of the Reverse Split by FINRA.

In the event that our Board of Directors elects to consummate the Reverse Split under Proposal No. 3 (the Reverse Split Proposal) on or prior to March 31, 2017, the Board of Directors will not effectuate Proposal No. 2: The filing of the Restated Charter to consummate the Authorized Common Stock Increase. However, in the event that we do not consummate the Reverse Split on or prior to March 31, 2017, we will consummate the Authorized Common Stock Increase by filing the Restated Charter with the Secretary of State of the State of Delaware as soon as practicable following March 31, 2017. Even if we do consummate the Authorized Common Stock Increase on or about March 31, 2017, our Board of Directors will still reserve and maintain the right to consummate the Reverse Split at any time thereafter up to a date which shall be no later than one year after the date the Reverse Split Proposal is approved by the Consent of our Majority Stockholders.

Our Board of Directors has determined to seek approval of the Proposals described herein by majority written consent of our stockholders. The Board of Directors believes that certain large holders of our Common Stock, our executive officers and directors may consent to the Proposals, although there has been no formal request or agreement with respect to their authorization or consent. 51,315,461 shares (approximately 28%) of our outstanding Common Stock is beneficially owned by our officers, directors as of the Record Date. We are not holding a special meeting of stockholders in connection with the Proposals described herein. The Consent Solicitation Statement on the following pages describes the matters presented to stockholders in this consent solicitation. The Board of Directors requests that you sign, date and return the consent included as Annex A to the Consent Solicitation Statement in the enclosed envelope (or submit your consent by telephone or via the internet) as soon as possible. We are requesting you to send us your written consents by March 30, 2017, provided, however, that our Board of Directors may extend the deadline to receive written Consents in its sole discretion. To be counted towards the Consents required for approval of the Proposals described herein, your Consents must be received within 60 days from the date of the earliest dated and delivered Consents. Under the DGCL and our Certificate of Incorporation, as amended, the failure to timely deliver written Consents will have the same effect as a vote against the Proposals set forth herein.

Our Board of Directors fixed February 2, 2017 as the Record Date for holders of our Common Stock who will be entitled to participate in this Consent Solicitation and provide Consents. This Notice of Consent Solicitation is being issued by the Company and is intended to be mailed on or about February 17, 2017 to all holders of our Common Stock as of the Record Date. We are not holding a special meeting of stockholders in connection with the Proposals described herein. The Consent Solicitation Statement on the following pages describes the matters presented to stockholders herein. The entire Consent Solicitation Statement is available for review by each stockholder on https://proteabio.com.

The Board requests that you sign, date and return the Consents included as Annex A to the Consent Solicitation Statement in the enclosed envelope (or by telephone or via the internet) as soon as possible, but no later than March 30, 2017.

By Order of the Board of Directors,

/s/ Stephen Turner

Stephen Turner
Chief Executive Officer and Director
February 9, 2017

PROTEA BIOSCIENCES GROUP, INC.
1311 Pineview Drive Suite 501
Morgantown, West Virginia 26505

CONSENT SOLICITATION STATEMENT

February 9, 2017

This Consent Solicitation Statement is being furnished to holders of Common Stock of Protea Biosciences Group, Inc., a Delaware corporation (“Protea,” the “Company,” “we,” “our” or “us”) as of the Record Date, in connection with the solicitation of Consents from the stockholders of the Company by our Board of Directors. We are soliciting the Consents in lieu of a special meeting of the stockholders to approve the following proposals (“Proposals”):

1.	A Proposal to ratify the appointment of Schneider Downs & Co., Inc., as our independent registered public auditors and accountants for our fiscal year ending December 31, 2016 (the “Auditors Appointment Proposal”);

2.	A Proposal to approve the filing of an amended and restated certificate of incorporation in Delaware (“Restated Charter”), to increase the number of authorizes shares of our common stock, $0.0001 par value per share (“Common Stock”) from 500,000,000 shares of Common Stock to 750,000,000 shares of Common Stock (the “Authorized Common Stock Increase”), and with such Authorized Common Stock Increase to be effective at such time and date within one year after the date such action is approved by the Majority Stockholders, if at all, as determined by the Board of Directors in its sole discretion (the “Authorized Common Stock Increase Proposal”); and

3.

A Proposal to include in the Restated Charter or in a subsequent amendment to the Restated Charter, provisions to effect a reverse split of our issued and outstanding Common Stock, within a range of not less than one-for-fifteen (1:15) and not more than one-for-fifty (1:50), with such ratio to be determined by the Board of Directors, in its sole discretion (the “Reverse Split”), and with such Reverse Split to be effective at such time and date within one year after the date such action is approved by the stockholders, if at all, as determined by the Board of Directors in its sole discretion (the “Reverse Split Proposal”).

Approval of the Proposals above requires the affirmative vote or written Consents of the holders of a majority of our issued and outstanding shares of Common Stock entitled to vote thereon (the “Majority Stockholders”). There are no rights of appraisal or similar rights of dissenters with respect to the Proposals.

A copy of the form of written Consent to be executed by stockholders is annexed to this Consent Solicitation Statement as Annex A. A form of the Restated Charter to be filed with the Delaware Secretary of State to implement the Authorized Common Stock Increase is included as Exhibit A to this Consent Solicitation Statement. A form of the Restated Charter to consummate the Reverse Split is included as Exhibit B to this Consent Solicitation Statement.

On January 31, 2017, at a special meeting of the Board of Directors, our Board of Directors approved all of the foregoing Proposals and the submission of such Proposals to our stockholders for approval by written consent in lieu of a special meeting.

On December 1, 2016, an earlier proposed reverse stock split within a range of 1-for-15 to 1-for-25 was approved by our stockholders (the “Prior Reverse Split”). However, our Board of Directors, in the exercise of their discretionary authority to effectuate such Prior Reverse Split and determine the exact split ratio, elected not to consummate the Prior Reverse Split within the authorized one year period after the date that the Prior Reverse Split was approved by the requisite vote of our stockholders.

Under Section 228 of the Delaware General Corporation Law (“DGCL”), and in accordance with our Bylaws, as amended, any action required or permitted by the DGCL to be taken at an annual or special meeting of stockholders of a Delaware corporation may be taken without a meeting, without prior notice and without a vote, if a Consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having at least the voting power that would be necessary to authorize or take such action at a meeting.

We are sending this Consent Solicitation Statement to our stockholders of the Record Date. As of such date, there were outstanding 215,432,204 shares of our Common Stock. Only stockholders of record as of the Record Date will be entitled to submit written Consents for such number of shares then held on each Proposal that is the subject of this Consent Solicitation. Consents signed by at least the Majority Stockholders entitled to vote are required in order to approve the Proposals set forth herein. To be counted towards the Consents required for approval of the transactions described herein, your Consents must be received within 60 days from the date of the earliest dated and delivered Consents. Under the DGCL and our Certificate of Incorporation the failure to timely deliver written Consents will have the same effect as a vote against the Proposals set forth herein.

In order to register your Consents to the matters set forth herein, you should return your signed and dated written Consents in the enclosed envelope. You may register your Consents by telephone or the internet by following the instructions on Annex A. Promptly following (i) receipt of the executed written Consents from the registered stockholders as of the Record Date holding a majority of the outstanding shares of our Common Stock and (ii) requisite approval of the Reverse Split from FINRA, we intend: (a) to file the Restated Charter to consummate the Reverse Split with the Delaware Secretary of State. The proposed Reverse Split will become effective at the date and time of the filing of the Restated Charter to consummate the Reverse Split with the Delaware Secretary of State.

Assuming that we receive the requisite Consents from our Majority Stockholders, in the event that our Board of Directors elects to consummate the Reverse Split under Proposal No. 3 (the Reverse Split Proposal) on or prior to March 31, 2017, the Board of Directors will not effectuate Proposal No. 2: The filing of the Restated Charter to consummate the Authorized Common Stock Increase. However, in the event that we do not consummate the Reverse Split on or prior to March 31, 2017, we will consummate the Authorized Common Stock Increase by filing the Restated Charter with the Secretary of State of the State of Delaware as soon as practicable following March 31, 2017. Even if we do consummate the Authorized Common Stock Increase on or about March 31, 2017, our Board of Directors will still reserve and maintain the right to consummate the Reverse Split at any time thereafter up to a date which shall be no later than one year after the date the Reverse Split Proposal is approved by the Consent of the Majority Stockholders.

You may revoke your written Consent at any time prior to the time that we have received a sufficient number of Consents to approve the Proposals set forth herein. A revocation may be in any written form validly signed and dated by you, as long as it clearly states that the Consent previously given is no longer effective. The revocation should be sent to us at Protea Biosciences Inc., c/o Island Stock Transfer, 15500 Roosevelt Boulevard, Suite 301, Clearwater, FL 33760, Attention: Ms. Anna Kotlova.

Our Board of Directors believes that certain large holders of our Common Stock, our executive officers and directors, may provide their Consents to the Proposals, although there has been no formal request or agreement with respect to their authorization of such Consents. As of the February 2, 2017 Record Date, a total of 51,315,461 shares (approximately 28%) of our outstanding shares of Common Stock are believed to be owned of record and beneficially by our officers and directors, and 63,799,674 shares (approximately 29.61%) of our outstanding shares of Common Stock are believed to be owned of record and beneficially by such holders deemed 5% stockholders (excluding our officers and directors) as of the Record Date.

We will pay the costs of soliciting these Consents. In addition to soliciting Consents by mail, our officers, directors and other regular employees, without additional compensation, may solicit Consents personally, by facsimile, by e-mail or by other appropriate means. Ms. Cynthia Price, will assist in the mailing of this Consent Solicitation Statement, the collection of written Consents and the tabulation of votes, but will not solicit any stockholders. Banks, brokers, fiduciaries and other custodians and nominees who forward written Consents soliciting materials to their principals will be reimbursed for their customary and reasonable out-of-pocket expenses.

Our executive offices are located at 1311 Pineview Drive Suite 501, Morgantown, West Virginia 26505 and our telephone number there is (304) 292-2226.

FREQUENTLY ASKED QUESTIONS

The following questions and answers are intended to respond to frequently asked questions by the holders of our Common Stock concerning the actions approved by our Board of Directors and a majority of the persons entitled to provide Consents. These questions do not, and are not intended to, address all the questions that may be important to you. You should carefully read the entire Consent Solicitation Statement, as well as its exhibits, annexes and the documents incorporated by reference in this Consent Solicitation Statement.

Q:	WHO IS ENTITLED TO CONSENT TO THE PROPOSALS DESCRIBED IN THIS CONSENT SOLICITATION STATEMENT?

A:	All holders of our Common Stock as of the Record Date. As of February 2, 2017, there were 215,432,204 shares of our Common Stock issued and outstanding.

Q:	WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A STOCKHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

A:

If your shares are registered directly in your name with our transfer agent, Island Stock Transfer, you are considered, with respect to those shares, a “stockholder of record.” If you are a stockholder of record, we have sent this Consent Solicitation Statement to you directly.

If your shares of Common Stock are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and this Consent Solicitation Statement is being forwarded to you by your broker, bank or nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee to provide your Consent or to withhold Consent to the Proposals set forth herein. Your broker, bank or nominee has enclosed an instruction card for you to use in directing the broker, bank or nominee regarding whether to consents or to withhold consents to the Proposals set forth herein. Your broker, bank, or other nominee will only be able to vote your shares with respect to the Proposals set forth herein if you have instructed them whether to provide your Consent. Your broker, bank, or other nominee has enclosed an instruction form for you to use to direct the broker, bank, or other nominee regarding whether or not to provide the Consent. Please instruct your broker, bank, or other nominee to provide the Consent by using the instruction form you received from them. Please return your completed written Consent or instruction form to your broker, bank or other nominee and contact the person responsible for your account so that your vote can be counted. If your broker, bank, or other nominee permits you to provide instructions via the Internet or by telephone, you may vote that way as well.

Q:	WILL THERE BE A MEETING OF STOCKHOLDERS TO CONSIDER THE PROPOSALS SET FORTH IN THIS CONSENT SOLICITATION STATEMENT?

A:	No. We will not hold a meeting of stockholders. We are incorporated in the State of Delaware. In accordance with our Bylaws, as amended, and Section 228 of the DGCL, our stockholders are permitted to take action without a meeting if the votes represented by consents in writing, that would be necessary to authorize or approve the proposed actions set forth in this Consent Solicitation Statement, represent at least a majority of the outstanding voting power.

Q:	WHAT IS THE RECOMMENDATION OF OUR BOARD OF DIRECTORS AS TO THE PROPOSALS DESCRIBED IN THIS CONSENT SOLICITATION STATEMENT?

A:	Our Board of Directors unanimously recommends that stockholders CONSENT TO (FOR) each of the Proposals set forth in this Consent Solicitation Statement.

Q:	WHAT IS THE REQUIRED VOTE TO APPROVE EACH OF THE PROPOSALS?

A.	Because we are seeking stockholder approval by soliciting written Consents, each Proposal must receive signed written Consents from holders of record on the February 2, 2017 Record Date of at least a majority of the issued and outstanding shares of our Common Stock on the Record Date who are entitled to submit Consents to be approved.

Q:	WHAT DO I NEED TO DO NOW TO REGISTER MY CONSENTS?

A:	After carefully reading and considering the information contained in this Consent Solicitation Statement, you may Consent to each Proposal set forth herein by signing and dating the enclosed written Consents and returning it in the enclosed envelope as soon as possible. You may register your Consent by mail, facsimile or via electronic mail on the internet by following the instructions on Annex A.

Q:	WHAT IF I DO NOT RETURN THE WRITTEN CONSENTS?

A:	Because each Proposal requires the written Consent of the holders of a majority of the outstanding shares of our Common Stock, your failure to respond will have the same effect as Consents Withheld (AGAINST) the Proposals set forth in this Consent Solicitation.

Q:	CAN I VOTE AGAINST THE PROPOSALS?

A:	We are not holding a special meeting of our stockholders, so there will be no “yea” or “nay” vote, as such. However, because each Proposal requires the affirmative Consents of the holders of a majority of our outstanding Common Stock, simply not delivering an executed written Consent in favor of each of our Proposals will have the same practical effect as a Consent Withheld (AGAINST) the Proposals would have if they were being considered at a special meeting of stockholders.

Q:	CAN I REVOKE MY CONSENTS AFTER I HAVE DELIVERED IT?

A:

If you are the stockholder of record, you may revoke your written Consent at any time prior to the time that we receive a sufficient number of written Consents to approve the Proposals set forth herein. A revocation may be in any written form validly signed and dated by you, as long as it clearly states that the Consents previously given is no longer effective. The revocation should be sent to us at Protea Biosciences Inc., c/o Island Stock Transfer, 15500 Roosevelt Boulevard, Suite 301, Clearwater, FL 33760, Attention: Ms. Anna Kotlova.

If your shares are held in a brokerage account by a broker, bank, or other nominee, you should follow the instructions provided by your broker, bank, or other nominee, provided that such revocation is made prior to the time that we receive a sufficient number of written Consents to approve the Proposals set forth herein. A revocation may be in any written form validly signed and dated by you, as long as it clearly states that the Consent previously given is no longer effective.

Q:	BY WHEN MUST WE RECEIVE A SUFFICIENT NUMBER OF CONSENTS?

A:

We are requesting you to send us your written Consents by March 30, 2017. Our Board of Directors may extend the deadline to receive written Consents in its sole discretion.

Under Section 228(c) of the DGCL written consents will remain in effect until a sufficient number of consents are received by us to take the actions proposed herein, provided, however, that such written consents will not remain effective after 60 days from the date of the earliest dated and delivered consent.

Q:	WHAT HAPPENS IF STOCKHOLDERS DO NOT RATIFY THE APPOINTMENT OF SCHNEIDER DOWNS & CO., INC., AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM?

A:	Stockholder consent to the ratification of Schneider Downs & Co., Inc., as our independent registered public accounting firm is not binding on the Company. If the stockholders do not ratify the appointment, the Audit Committee (defined below) of the Company will reconsider the appointment.

Q:	WHAT IS THE PURPOSE OF THE REVERSE SPLIT?

A:

Requisite stockholder Consents to approve the Reverse Split from FINRA will authorize our Board of Directors to file the Restated Charter to consummate the Reverse Split with the Secretary of the State of Delaware in order to effectuate the Reverse Split of our 215,432,204 issued and outstanding shares of Common Stock within a range of between one-for-fifteen (1:15) and one-for-fifty (1:50), with such ratio to be determined by the Board of Directors, in its sole discretion, within one year after the date such action is approved by the stockholders.

On December 1, 2015, we obtained approval from our stockholders to seek discretionary authority to consummated a prior proposed reverse split of our issued and outstanding shares of common stock within a range between 1-for-15 and 1-for-25 (“Prior Reverse Split”). Our Board of Directors, in the exercise of their granted sole discretion, determined that it would not be in the best interests of the Company or its stockholders to consummate the Prior Reverse Split by November 30, 2016, and elected not to do so.

The purpose of the Reverse Split is to enable us to qualify our Common Stock for listing on a national stock exchange such as The Nasdaq Capital Market or the NYSE AMEX. Our Common Stock is currently traded on the OTC Markets OTCQB marketplace. Such trading market is considered to be less efficient than that provided by a stock exchange such as The Nasdaq Stock Market or NYSE AMEX. In order for us to list our Common Stock on The Nasdaq Stock Market or NYSE MKT, we must fulfill certain listing requirements, including minimum bid price requirements for our common stock.

In order to list our Common Stock on the Nasdaq Capital Market or the NYSE AMEX, among other requirements, our Common Stock must maintain a minimum closing bid price of $4.00 or a closing share price of $3.00 or $2.00, as applicable. As of February 2, 2017, the closing sale price of our Common Stock was only $0.1199 per share on the OTC Markets OTCQB marketplace. We believe that completing the Reverse Split will result in an increase in our adjusted share price that may enable us to “uplist” our shares on the Nasdaq Capital Markets, assuming all of the other listing requirements of the Nasdaq Capital Market or the NYSE AMEX have also been satisfied. There can be no assurance that following Reverse Split the market price of our Common Stock will increase, or will increase in such proportion to permit us to “uplist” our shares on the Nasdaq Capital Market or the NYSE AMEX. No assurance can be given that, even if we satisfy the listing requirements of The Nasdaq Stock Market or NYSE MKT, we will apply to have our Common Stock listed on either exchange, or that, if we do so apply, that our application will be approved, or that, if our Common Stock is listed on either exchange, we will be able to satisfy the maintenance requirements for continued listing. In addition, no assurances can be given that the market price for our Common Stock will increase in the same proportion as the reverse split or, if increased, that such price will be maintained.

The Restated Charter to consummate the Reverse Split is discussed in detail in “Proposal No. 3: the Reverse Split Proposal. The full text of the proposed Restated Charter to consummate the Reverse Split is included as Exhibit B to this Consent Solicitation Statement.

Q:	WHEN WILL THE CHARTER AMENDMENT CONSUMMATING THE INCREASED COMMON STOCK AUTHORIZATION PROPOSAL BECOME EFFECTIVE?

A:

Consummation of filing the Restated Charter to consummate the Increase Common Stock Authorization will be determined at such time that (i) we receive properly executed written Consents (FOR) the Authorized Common Stock Increase Proposal from stockholders holding a majority of the outstanding shares of our Common Stock as of the Record Date and (ii) the Board of Directors shall not have consummated the Reverse Split on or prior to March 31, 2017.

Assuming that we receive the requisite Consents from our Majority Stockholders for both Proposal No. 2 (the Authorized Common Stock Increase Proposal) and Proposal No. 3, (the Reverse Split Proposal) in the event that our Board of Directors elects to consummate the Reverse Split on or prior to March 31, 2017, the Board of Directors will not file the Restated Charter in Delaware to consummate the Authorized Common Stock Increase. However, if we do not consummate the Reverse Split on or prior to March 31, 2017, we will consummate the Authorized Common Stock Increase by filing the Restated Charter with the Secretary of State of the State of Delaware as soon as practicable following March 31, 2017. Even if we do consummate the Authorized Common Stock Increase on or about March 31, 2017, our Board of Directors will still reserve and maintain the right to consummate the Reverse Split at any time thereafter up to a date which shall be not later than one year after the date the Reverse Split Proposal is approved by the Consent of the Majority Stockholders.

Q:	WHAT IS THE PURPOSE OF THE CHARTER AMENDMENT TO CONSUMMATE THE AUTHORIZED COMMON STOCK INCREASE?

A:

The purpose of the Restated Charter consummating the Authorized Common Stock Increase is to increase our authorized shares of Common Stock from 500,000,000 shares to 750,000,000 shares. This will enable us, among other things, to have a sufficient number of authorized shares of Common Stock to (i) meet our contractual commitments to investors should any outstanding convertible securities of the Company be converted into shares of our Common Stock; (ii) meet our contractual obligations to investors that may exercise their outstanding warrants and to issue shares of Common Stock underlying these warrants to these investors; and (iii) meet our commitment to directors and officers in connection with issuance of shares underlying their warrants.

As of February 2, 2017, we had outstanding an aggregate of 215,432,204 shares of Common Stock and an additional 204,441,694 shares are issuable upon conversion of convertible notes and exercise of Common Stock purchase warrants that were then outstanding. In addition, we are continuing to sell units of securities consisting of Common Stock and warrants to accredited investors in our current private placement offering that expires as late as March 31, 2017.

Based on the foregoing, in the event that the Board of Directors elects to effectuate Proposal No. 2: The Restated Charter to consummate the Authorized Common Stock Increase, we must be in receipt of the requisite Consents from the Majority Stockholders and subsequently file the Restated Charter to consummate the Authorized Common Stock Increase with the Delaware Secretary of State.

The Restated Charter to consummate the Authorized Common Stock Increase is discussed in detail in “Proposal No. 2: Restated Charter to consummate the Authorized Common Stock Increase”. The full text of the proposed Restated Charter to consummate the Authorized Common Stock Increase is included as Exhibit A to this Consent Solicitation Statement.

Q:	WHEN WOULD THE REVERSE SPLIT BECOME EFFECTIVE?

A:	Consummation of filing the Reverse Split, including the final reduced number of shares of Common Stock into which our currently outstanding shares of Common Stock will be converted (within the stockholder-approved range referred to herein), will be subject to certain conditions, including approval of the Reverse Split by FINRA. In the event that our Board of Directors determines to effectuate the Reverse Split in its sole discretion in order to list our Common Stock on the Nasdaq Capital Market, we will file an amendment to the Restated Charter to consummate the Reverse Split with the Delaware Secretary of State, which, in any event, shall become effective following the date and time of filing upon the announcement of the Reverse Split by FINRA.

Q:	WHAT HAPPENS IF THE REVERSE SPLIT AND THE CHARTER AMENDMENT TO CONSUMMATE THE AUTHORIZED COMMON STOCK INCREASE DOES NOT RECEIVE CONSENTS FROM OUR MAJORITY STOCKHOLDERS?

A:

If the Restated Charter to consummate the Reverse Split and the Restated Charter to consummate the Authorized Common Stock Increase do not receive Consents from our Majority Stockholders on the Record Date entitled to provide such Consents, then we will not be able to effectuate the Reverse Split or the Restated Charter to consummate the Authorized Common Stock Increase.

If we do not receive the approval of the Restated Charter to consummate the Authorized Common Stock Increase, we may be in default under our legal and contractual obligations to holders of our notes and other securities by reason of not having enough authorized shares of Common Stock to meet such legal and contractual obligations upon conversion or exercise of such securities. This would have a material adverse effect on our Company and its future business prospects.

If we do not receive the approval for the Reverse Split, we will not be able to meet the qualification requirement of a minimum bid price in order to list our Common Stock on the Nasdaq Capital Market or another national securities exchange. This may preclude our ability to access capital from certain institutional and other investors who would not otherwise invest in a “penny stock.”

Q:	CAN I REQUIRE YOU TO PURCHASE MY STOCK?

A:	No. Under the DGCL, you are not entitled to appraisal and purchase of your Common Stock as a result of the Reverse Split or any of the other Proposals set forth herein.

Q:	WHO WILL PAY THE COSTS OF SOLICITING CONSENTS AND EFFECTING THE CHARTER AMENDMENT, THE REVERSE SPLIT, AND THE AMENDED AND RESTATED CHARTER?

A:

We will pay all of the costs of soliciting written Consents to the Proposals, exhibits, annexes and documents incorporated by reference in this Consent Solicitation Statement, including the distribution of this Consent Solicitation Statement. To effectuate the Restated Charter to consummate the Authorized Common Stock Increase, we will pay all necessary expenses associated with filing of the Restated Charter to consummate the Authorized Common Stock Increase with the Secretary of State of the State of Delaware; to effectuate the Restated Charter to consummate the Reverse Split, we will pay all the costs associated with filing of the Restated Charter to consummate the Reverse Split with the Secretary of State of Delaware and submission of the proposed Reverse Split to FINRA for its review. We may also pay brokerage firms and other custodians for their reasonable expenses for forwarding information materials to the beneficial owners of our Common Stock. We are not soliciting any proxies and will not contract for other services in connection with the shareholder action approving the Proposals.

PROPOSAL NO. 1:

RATIFICATION OF APPOINTMENT OF SCHNEIDER DOWNS & CO., INC.,

AS OUR AUDITORS FOR THE 2016 FISCAL YEAR

On January 31, 2017, the Board of Directors appointed Schneider Downs & Co., Inc., as our independent registered public accounting firm for the year ended December 31, 2016 and has further directed that the appointment of Schneider Downs & Co., Inc., as our independent registered public accounting firm be submitted to our stockholders for ratification.

Stockholder ratification of the appointment is not required by the Company’s Certificate of Incorporation or Bylaws, as amended, or otherwise. However, the appointment of Schneider Downs & Co., Inc., is being submitted to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the appointment, the Board of Directors will reconsider whether to appoint Schneider Downs & Co., Inc. Even if the appointment is ratified, the Board of Directors in its discretion may direct the appointment of a different independent registered public accounting firm if the Board of Directors determines that a new appointment would be in our best interests and the best interests of our stockholders.

Principal Accounting Fees and Services

The following information sets forth fees billed to us by Schneider Downs & Co., Inc. (“Schneider Downs”).

Audit Fees

Audit fees include the audit of the Company’s annual financial statements and services that are normally provided by independent auditors in connection with the engagement for fiscal years. The aggregate fees billed by Schneider Downs for professional services rendered for the audit of our annual financial statements and review of financial statements that are normally provided in connection with statutory and regulatory filings were $107,000 for the year ended December 31, 2015 and $110,000 for the year ended December 31, 2014.

Audit-Related Fees

Audit-related fees consists of fees reasonably related to the performance of the audit or review of the Company’s financial statements that are not reported as “Audit Fees.” The aggregate fees billed by Schneider Downs for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements were $0 for the years ended December 31, 2015 and $0 for the years ended December 31, 2014.

Tax Fees

Tax fees consists of tax compliance, tax advice and tax planning work. The aggregate fees billed by Schneider Downs for such professional services for tax compliance, tax advice, and tax planning were $7,350 for the year ended December 31, 2015 and $14,977 for the year ended December 31, 2014.

All Other Fees

All other fees consist of fees for other miscellaneous items. The aggregate fees billed by Schneider Downs for such professional services were $23,207 in 2015 and $37,300 in 2014. The aggregate fees billed by Malin Bergquist & Co., LLP (“Malin”) for such professional services was $11,663 for the year ended December 31, 2013.

Audit Committee’s Pre-Approval Process

In accordance with Audit Committee policy and requirements set forth by the SEC, the Audit Committee pre-approves all non-audit services to be provided by the Company’s independent registered public accounting firm, Schneider Downs and Malin. In addition, the Audit Committee pre-approves all audit and audit related services provided by Schneider Downs. The Audit Committee has delegated to the chairman of the Audit Committee the ability to pre-approve non-audit services. Such pre-approval is later reported to the Audit Committee. A further discussion of the fees paid to Schneider Downs and Malin for audit and non-audit expenses, as applicable, is included above under the heading “Principal Accounting Fees & Services.”

Stockholder Vote

Ratification of Schneider Downs & Co., Inc., as our independent registered public accounting firm for the year ended December 31, 2016 is not binding on the Company. If the stockholders do not ratify the appointment, the Audit Committee of the Company will reconsider the appointment.

RECOMMENDATION OF THE BOARD OF DIRECTORS.  The Board of Directors recommends that you CONSENT (FOR) the ratification of our appointment of Schneider Downs & Co., Inc., as our independent registered public accounting firm for the year ended December 31, 2016.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors (the “Audit Committee”) consists of the three (3) directors whose names appear below. Mr. Roberson, Mr. Shenouda and Mr. Harris would each be deemed independent in accordance with the Nasdaq Capital Markets Rule 5605(a)(2).

The Audit Committee’s function is to oversee our accounting and financial reporting processes, internal systems of control, independent auditor relationships and the audit of our financial statements. The specific responsibilities of the Audit Committee are set forth in its charter.

As required by the charter, the Audit Committee reviewed the Company’s financial statements for fiscal year 2015 and met with management, as well as with representatives of Schneider Downs & Co., Inc., (“Schneider Downs”) the Company’s independent registered public accounting firm, to discuss the financial statements. The Audit Committee also discussed with members of Schneider Downs the matters required to be discussed by the Statement on Auditing Standards 61, Communication with Audit Committees, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

In addition, the Audit Committee received the written disclosure and letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding Schneider Downs communications with the Audit Committee concerning independence and discussed with members of Schneider Downs its independence from management and the Company.

Based on these discussions, the financial statement review and other matters it deemed relevant, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements for fiscal year 2015 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

Furthermore, in connection with the standards for independence promulgated by the Securities and Exchange Commission, the Audit Committee reviewed the services provided by Schneider Downs, the fees the Company paid for such services, and whether the provision of the services was compatible with maintaining the independence of the independent registered public accounting firm. The Audit Committee deemed that the provision of the services is compatible with maintaining that independence.

The Audit Committee has selected Schneider Downs to the Company’s independent registered public accounting firm for fiscal year 2016. In doing so, the Audit Committee considered the results from its review of Schneider Downs’s independence, including (a) all relationships between Schneider Downs and the Company and any disclosed relationships or services that may impact their objectivity and independence, (b) their performance and qualification as an independent registered public accounting firm and (c) the fact that Schneider Downs engagement audit partner is rotated on a regular basis as required by applicable laws and regulations. As a matter of good corporate governance, the Audit Committee has determined to submit its appointment of Schneider Downs to the stockholders for ratification. In the event that a majority of the shares of common stock entitled to vote on the matter do not ratify the appointment, the Audit Committee will review its future appointment of Schneider Downs.

Ed Roberson

Leonard Harris

Maged Shenouda

PROPOSAL NO. 2:

CHARTER AMENDMENT TO CONSUMMATE THE AUTHORIZED CAPITAL INCREASE

On January 31, 2017, our Board have approved and authorized to increase our authorized capital stock from 500,000,000 shares of the Common Stock, and 10,000,000 shares of preferred stock, par value $0.0001 per share, to 750,000,000 shares of Common Stock, and 10,000,000 shares of preferred stock, par value $0.0001 per share, and filing of the proposed Restated Charter, implementing this Authorized Common Stock Increase. The Board has ordered that a proposed Restated Charter, implementing the Authorized Common Stock Increase, be presented to our stockholders for their approval by written consent in lieu of a special meeting of the stockholders. The Board is now asking you to approve the Restated Charter to constitute the authorized Common Stock Increase.

No Dissenters’ Rights

In connection with the approval of the Restated Charter to consummate the Authorized Common Stock Increase, you and our other stockholders will not have a right to dissent and obtain payment for shares under the DGCL or our Certificate of Incorporation or By-laws, as amended to date.

Effectiveness of the Authorized Common Stock Increase

Our Board of Directors has the discretion to determine the date on which to effectuate the Restated Charter to consummate the Authorized Common Stock Increase and may determine not to proceed with the Authorized Common Stock Increase, even if approved by our stockholders.

Assuming that we receive the requisite Consents from our Majority Stockholders, in the event that our Board of Directors elects to consummate the Reverse Split under Proposal No. 3 (the Reverse Split Proposal) on or prior to March 31, 2017, the Board of Directors will not effectuate Proposal No. 2: The filing of the Restated Charter to consummate the Authorized Common Stock Increase. In the event that we do not consummate the Reverse Split on or prior to March 31, 2017, we will consummate the Authorized Common Stock Increase by filing the Restated Charter with the Secretary of State of the State of Delaware as soon as practicable following March 31, 2017.

However, even if we do consummate the Authorized Common Stock Increase on or about March 31, 2017, our Board of Directors will still reserve and maintain the right to consummate the Reverse Split at any time thereafter up to a date which shall be no later than one year after the date the Reverse Split Proposal is approved by the Consent of the Majority Stockholders.

Required Vote

The Proposal requires written Consents from holders of record of at least a majority of the issued and outstanding shares of our Common Stock on the Record Date who are entitled to submit such Consents.

Recommendation of the Board of Directors

RECOMMENDATION OF THE BOARD OF DIRECTORS.  The Board of Directors recommends that you CONSENT (FOR) the Proposal No. 2 for the Restated Charter, implementing the Authorized Common Stock Increase.

PROPOSAL NO. 3:

CHARTER AMENDMENT TO CONSUMMATE THE REVERSE SPLIT

On January 31, 2017, our Board of Directors approved and authorized (i) the Reverse Split of the issued and outstanding shares of Common Stock in a range of between one-for-fifteen (1:15) and one-for-fifty (1:50), with the ultimate reverse split ratio to be determined by the Board of Directors, in its sole discretion, and (ii) an amendment to either our Restated Charter or existing Certificate of Incorporation in order to consummate the Reverse Split at such time and date, if at all, as determined by the Board of Directors in its sole discretion. The Board has approved the Reverse Split Proposal and a Reverse Split within the above range, be presented to our stockholders for their approval by written consent in lieu of a special meeting of the stockholders. The Board is now asking you to approve the Reverse Split Proposal.

A prior reverse stock split within a range of 1-for-15 to 1-for -25, giving the Board discretionary authority to determine the split ratio and to effectuate the reverse stock split was previously approved by our Board of Directors on October 8, 2015, and by our Majority Stockholders on December 1, 2015 (the “Prior Reverse Split”). However, our Board of Directors, in the exercise of their discretionary authority to effectuate such Prior Reverse Split and determine the exact split ratio, elected not to consummate the Prior Reverse Split within the authorized one year period after the date that the Prior Reverse Split was approved by the requisite vote of our stockholders.

Pursuant to the Reverse Split, the 215,432,204 shares of Common Stock we have outstanding as of February 2, 2017 will be reduced to anywhere from approximately 14,362,147 shares (assuming a 1:15 Reverse Split ratio) to 4,308,644 shares (assuming a 1:50 Reverse Split ratio). As permitted under the DGCL, shares of Common Stock that would be converted into less than one share as a result of the Reverse Split will instead, at the election of the Board of Directors, be converted into either of the following: (i) the right to receive a cash payment equal to the product of such fraction multiplied by the fair market value of one share of Common Stock, as of the effective date of the Reverse Split, or (ii) the right to receive a scrip or warrant in registered form to purchase our Common Stock which shall enable the holder thereof to receive a full share upon the surrender of such scrip or warrant aggregating a full share.

Our Board of Directors has the discretion to determine the date on which to effectuate the Reverse Split and may determine not to proceed with the Reverse Split, even if approved by our stockholders, in the event that the Company fails to meet qualification requirements for listing of our Common Stock on the Nasdaq Capital Market or FINRA will not approve the Reverse Split and will not announce it on the Daily List. We expect to consummate the Reverse Split as soon as practicable after (i) receiving the required executed Consents (FOR) the Reverse Split Proposal from the Majority Stockholders of our Common Stock as of the Record Date and (ii) receiving requisite approval of the Reverse Split from FINRA on the Daily List, but in any event, subsequent to our filing an amendment to our Restated Charter or our existing Certificate of Incorporation (as applicable) to effectuate the Reverse Split.

The Reverse Split will only become effective upon the date and time of the filing of an amendment to our Restated Charter or our existing Certificate of Incorporation, as may be applicable. The form of the proposed amendment to effectuate the Reverse Split is included as Exhibit B to this Consent Solicitation Statement. The following discussion is qualified in its entirety by the full text of Exhibit B.

The Reverse Split shall be effectuated for Common Stock on a stock certificate by stock certificate basis, such that any fractional shares of Common Stock, resulting from the Reverse Split and held by a single record holder shall be aggregated. No fractional shares of Common Stock shall be issued upon the combination of any such shares in the Reverse Split. Issued and outstanding stock options, convertible notes and warrants will be split on the same basis and exercise prices will be adjusted accordingly. The Reverse Split shall occur whether or not the certificates representing such shares of Common Stock are surrendered to the Company or its transfer agent.

The Reverse Split shall occur whether or not the certificates representing such shares of Common Stock are surrendered to the Company or its transfer agent.

Assuming that the Reverse Split is consummated prior to the filing of our Restated Charter to increase our authorized Common Stock from 500,000,000 shares to 750,000,000 shares, then the Authorized Stock Increase Proposal will not be consummated and our the number of our authorized shares of our Common Stock will remain at 500,000,000 shares and the 10,000,000 authorized shares of our Preferred Stock, and the $0.0001 par value of each share of our Common Stock and Preferred Stock will not be affected as a result of the Reverse Split. However, all of our outstanding shares of Common Stock, shares of Common Stock issuable upon conversion of our convertible notes and shares of Common Stock issuable upon exercise of our outstanding warrants and options (as set forth below) will be adjusted to give effect to the Reverse Split.

Even if we do increase our authorized Common Stock to 750,000,000 shares by filing the Restated Charter with the Secretary of State of Delaware, if the Reverse Split Proposal is approved by our stockholders, the board of directors reserves the right to still implement the Reverse Split at any time within one year from the date such stockholder approval is obtained.

Purposes of the Reverse Split

Generally, a Reverse Split is expected to increase the market price per share by reducing the number of outstanding shares. See “Potential Risks of the Reverse Split” below. A Reverse Split typically does not increase the aggregate market value of all outstanding shares. Following the Reverse Split, there can be no assurance that the bid price of our Common Stock will continue at a level in proportion to the reduction in the number of outstanding shares resulting from such Reverse Split.

The Amended and Restated Charter is designed to authorize our Board of Directors to effect the Reverse Split of our currently 215,432,204 issued and outstanding shares of Common Stock within a range of not less than one-for-fifteen (1:15) and not more than one-for-fifty (1:50) within one year after the date such action is approved by the stockholders. Such Reverse Split will also reduce within a range of not less than one-for-fifteen (1:15) and not more than one-for-fifty (1:50) the 204,441,694 shares of Common Stock issuable upon conversion of our outstanding convertible notes and debentures and the exercise of our outstanding warrants and options.

Our Common Stock is currently traded on the OTC Markets OTCQB marketplace. Such trading market is considered to be less efficient than that provided by a national stock exchange such as The Nasdaq Capital Market. In order for us to list our Common Stock on The Nasdaq Capital Market, we must fulfill certain listing requirements, including minimum bid price requirements for our Common Stock. We intend to list our Common Stock on the Nasdaq Capital Market or other national securities exchange. In order to qualify to list our shares on the Nasdaq Capital Market we will need to maintain a minimum $4.00 per share market price. Between August 2016 and February 2, 2017, the market price of our common stock has declined from a high of $0.195 per share to as low as $0.07 per share and closed on January 31, 2017 at $0.1199 per share. Following the Reverse Split, there can be no assurance that the closing bid price or closing price per share of our Common Stock will continue at a level in proportion to the reduction in the number of outstanding shares resulting from such Reverse Split, or that our Common Stock will be approved for listing on The Nasdaq Capital Market.

Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Our Board of Directors believes that the anticipated higher market price resulting from a Reverse Split may reduce, to some extent, the negative effects on the liquidity and marketability of our Common Stock inherent in some of the policies and practices of institutional investors and brokerage firms described above. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher.

Our Board of Directors also believes that the Reverse Split will afford the Company additional flexibility in (i) consummating potential future financing and/or strategic transactions without the need for further shareholder approval, and (ii) completing the proposed up-listing of our Common Stock on to the Nasdaq Capital Market or the NYSE AMEX, subject to all relevant quantitative and qualitative listing criteria of the Nasdaq Capital Market, including but not limited to, the requirement to maintain a minimum per share closing price of $3.00 for a least five trading days. While we expect to consummate the Reverse Split as soon as practicable after (i) receiving the required executed written consents from stockholders holding a majority of the outstanding shares of our Common Stock as of the Record Date, and (ii) receiving requisite approval of the Reverse Split from FINRA, there can be no assurance that we will receive the requisite consents and approval set forth in (i) and (ii). If we do not receive such consents and approval, we will not file an amendment to the Restated Charter or to our existing certificate of incorporation (as applicable) and in the form included as Exhibit B hereto, with the Secretary of State of Delaware, and will not effectuate the Reverse Split.

One consequence of the Reverse Split will be an increase in the ratio of the number of shares of our Common Stock that are authorized but unissued to the number of shares that are issued and outstanding. This will enable our Board of Directors to issue a greater multiple of our currently outstanding Common Stock without seeking stockholder approval to increase the total number of authorized shares under our Certificate of Incorporation. Our Board of Directors currently has no plans to issue shares of our Common Stock after the Reverse Split.

Potential Risks of the Reverse Split

Following the Reverse Split, there can be no assurance that the bid price of our Common Stock will continue at a level in proportion to the reduction in the number of outstanding shares resulting from such Reverse Split. In other words, there can be no assurance that the post-split market price of our Common Stock would be approximately $5.995 (assuming a 1:50 Reverse Split ratio as of the Record Date) or more than between 15 and 50 times the pre-split market price. The price of our Common Stock is dependent upon many factors, including our business and financial performance, general market conditions and prospects for future success. Accordingly, the total market capitalization of our Common Stock after the proposed Reverse Split may be lower than the total market capitalization before the proposed Reverse Split.

Additionally, the liquidity of our Common Stock could be affected adversely by the reduced number of shares outstanding after the Reverse Split. Although our Board of Directors believes that a higher stock price may help generate investor interest, there can be no assurance that the Reverse Split will result in a per-share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the decreased liquidity that may result from having fewer shares outstanding may not be offset by any increased investor interest in our Common Stock resulting from a higher per share price.

In addition, there can be no assurance that the Reverse Split will permit us to successfully meet the quantitative and qualitative Nasdaq Capital Market or NYSE AMEX listing criteria, including the requirement to maintain a minimum per share closing bid price of $4.00 or a closing share price of $3.00 or $2.00, as applicable, to effect the proposed up-listing of our Common Stock to the Nasdaq Capital Markets.

Principal Effects of a Reverse Split

Our Common Stock is currently registered under Section 12(g) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. We do not expect the Reverse Split to affect the registration of our Common Stock under the Exchange Act. Our Common Stock is currently quoted under the symbol “PRGB” in the over-the-counter markets, including the QB tier of the OTC Markets Group, Inc. The Reverse Split will not be implemented until we receive the requisite approval from FINRA and meet the initial listing qualification requirements of the Nasdaq Capital Market.

After the effective date of the Reverse Split, each stockholder will own fewer shares of our Common Stock. However, the Reverse Split will generally affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in us, except to the extent that the Reverse Split results in any of our stockholders receiving shares rounded down to the nearest whole number in lieu of fractional shares. Proportionate voting rights and other rights and preferences of the holders of our Common Stock will not be effected by a Reverse Split to purchase our Common Stock. Further, the number of stockholders of record will not be effected by a Reverse Split.

The Reverse Split may decrease the number of stockholders who hold less than a “round lot,” or 100 shares. This has two disadvantages. First, the rules of the Nasdaq Capital Markets and NYSE MKT require that we have 300 and 400 round lot stockholders, respectively, to be listed on such Exchange. Second, the transaction costs to stockholders selling “odd lots” are typically higher on a per share basis. Consequently, the Reverse Split could increase the transaction costs to existing stockholders in the event they wish to sell all or a portion of their position.

The Reverse Split would not change the number of authorized shares of our Common Stock as designated by our Certificate of Incorporation. Therefore, because the number of issued and outstanding shares of Common Stock would decrease, the number of shares remaining available for issuance under our authorized pool of Common Stock would increase from 80,126,102 to 472,008,407 (assuming a 1:15 Reverse Split ratio) or 491,602,522 (assuming a 1:50 Reverse Split ratio), proportionately to the ratio of the Reverse Split.

These Proposals have been prompted solely by the business considerations discussed in the preceding paragraphs. Nevertheless, the additional shares of our Common Stock that would become available for issuance following the Reverse Split could also be used by our management to oppose a hostile takeover attempt or delay or prevent changes in control or changes in or removal of management, including transactions that are favored by a majority of our stockholders or in which our stockholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner. For example, without further stockholder approval, our Board of Directors could sell shares of Common Stock in a private transaction to purchasers who would oppose a takeover or favor the current Board of Directors. Our Board of Directors is not aware of any pending takeover or other transactions that would result in a change in control, and the Proposals were not adopted to thwart any such efforts.

The following table depicts the prospective effects of the Reverse Split on the number of shares of our Common Stock outstanding, the number of shares of our common stock reserved for future issuance upon conversion of convertible debt and exercise of options and warrants and the number of authorized but unissued and unreserved shares of our common stock that would be available for issuance after the Reverse Split. As discussed above, the number of shares of our common stock authorized for issuance under our Certificate of Incorporation would remain unaffected by the Reverse Split.

	Common Stock Outstanding (1)	Shares Reserved for Issuance (2)	Shares Available for Issuance (3)
Prior to the Reverse Split	215,432,204	204,441,694	80,126,102
Pro-forma a 1:15 Reverse Split ratio	14,362,147	13,629,446	472,008,407
Pro-forma a 1:50 Reverse Split ratio	4,308,644	4,088,834	491,602,522

(1)	Does not give effect to any changes resulting from the payment of cash or issuance of scrips or warrants in registered form to purchase Common Stock in lieu of issuing fractional shares pursuant to the Reverse Split.

(2)	Represents the total number of shares of our Common Stock reserved for issuance pursuant to the conversion of convertible notes and other convertible securities and exercise of warrants and stock options.

(3)	Represents the total number of shares of authorized Common Stock that will be neither outstanding nor reserved for issuance, but without giving effect to any changes resulting from the payment of cash or issuance of scrips or warrants in registered form to purchase Common Stock in lieu of fractional shares.

Convertible Securities

We currently have outstanding $2,270,687.50 of 20% original issue discounted unsecured convertible debentures bearing interest at a rate of 10% per annum and payable on March 31, 2017 (the “Debentures”, each individually a “Debenture”). The principal amount of a Debenture may be converted in whole or in part, into shares of our Common Stock at a conversion price of $0.075 per share. Immediately following the Reverse Split, such Debentures will be subject to adjustment pursuant to which the shares of Common Stock to be issued upon full conversion will be combined and reduced into a smaller number of shares (within the stockholder-approved range referred to above) or the conversion price of $0.075 per share will be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after the Reverse Split.

Preferred Stock

On March 31, 2015, all of the 3,785,815 outstanding shares of our preferred stock, par value $0.0001 per share (“Preferred Stock”) converted automatically by their terms into shares of our Common Stock determined by dividing the stated value by $0.25 per share. As of June 30, 2015, the Company does not have any outstanding shares of Preferred Stock.

Options

As of December 31, 2016 we currently have outstanding options (including options granted under the 2002 Plan, 2013 Plan and Consulting Options) to purchase an aggregate of 16,650,000 shares of our Common Stock. As of December 31, 2016 we have vested options of 5,680,899 at an exercise prices ranging between $0.12 and $2.00 or a weighted average exercise price of $0.84 per share, subject to adjustments. Immediately following the Reverse Split, such options will be exercisable to purchase approximately an aggregate of between 378,727 shares and 113,618 shares of our Common Stock. The number of shares reserved for issuance under our existing equity incentive plans would be reduced proportionally based on the ratio of the Reverse Split.

Warrants

As of December 31, 2016 we currently have outstanding warrants to purchase an aggregate 118,366,549 shares of our Common Stock at exercise prices ranging between $0.075 and $2.25 per share or a weighted average exercise price of $0.39 per share, subject to adjustment. Immediately following the Reverse Split, such warrants will be exercisable to purchase approximately an aggregate of between 7,891,103 shares and 2,367,331 shares of our Common Stock.

Fractional Shares

We will not issue any fractional shares as a result of the Reverse Split. In lieu of issuing fractional shares, we may either: (i) directly pay each stockholder who would otherwise be entitled to receive a fractional share an amount in cash equal to the closing stock price of our Common Stock, as quoted on the OTC Markets the day after the Reverse Split becomes effective, multiplied by the fractional share amount; or (ii) issue a scrip or warrant in registered form to purchase our Common Stock which shall enable the holder thereof to receive a full share upon the surrender of such scrip or warrants aggregating a full share. Issued and outstanding stock options, convertible notes and warrants will be split on the same basis and exercise prices will be adjusted accordingly.

Implementation and Exchange of Stock Certificates

Once we receive the requisite stockholder approval and subject to the Board of Directors determination and approval of our application from Nasdaq of any other national exchange for listing of our Common Stock, we will file the Restated Charter to consummate the Reverse Split, included as Exhibit B to this Consent Solicitation Statement, with the Delaware Secretary of State and effectuate the Reverse Split at the time specified in such Certificate of Amendment, which we refer to as the effective date.

As of the effective date of the Reverse Split, each certificate representing shares of our Common Stock before the Reverse Split would be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of our Common Stock resulting from the Reverse Split, except that holders of unexchanged shares would not be entitled to receive any dividends or other distributions payable by us after the effective date until they surrender their old stock certificates for exchange. All shares underlying options and warrants and other securities would also be automatically adjusted on the effective date.

Our transfer agent, Island Stock Transfer, is expected to act as the exchange agent for purposes of implementing the exchange of stock certificates. As soon as practicable after the effective date, stockholders and holders of securities exercisable for our Common Stock would be notified of the effectiveness of the Reverse Split. Stockholders of record would receive a letter of transmittal requesting them to surrender their old stock certificates for new stock certificates reflecting the adjusted number of shares as a result of the Reverse Split. Persons who hold their shares in brokerage accounts or “street name” would not be required to take any further actions to effect the exchange of their shares. No new certificates would be issued to a stockholder until such stockholder has surrendered any outstanding certificates together with the properly completed and executed letter of transmittal to the exchange agent. Until surrender, each certificate representing shares before the Reverse Split would continue to be valid and would represent the adjusted number of shares resulting from the Reverse Split. Stockholders should not destroy any stock certificate and should not submit any certificates until they receive a letter of transmittal.

No Dissenters’ Rights

In connection with the approval of the Restated Charter, implementing the Authorized Common Stock Increase, the Reverse Split and the Amended and Restated Charter, you and our other stockholders will not have a right to dissent and obtain payment for shares under the DGCL or our Certificate of Incorporation or By-laws, as amended to date.

Accounting Consequences

As of the effectiveness of the Reverse Split, the stated capital attributable to Common Stock on our balance sheet will be reduced proportionately based on the Reverse Split ratio (including a retroactive adjustment of prior periods), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss will be higher because there will be fewer shares of our Common Stock outstanding.

Tax Consequences

The following discussion sets forth the material United States federal income tax consequences that management believes will apply to us and our stockholders who are United States holders upon the effective date of the Reverse Split. This discussion does not address the tax consequences of transactions effectuated prior to or after the Stock Split, including, without limitation, the tax consequences of the exercise of options, warrants or similar rights to purchase stock. Furthermore, no foreign, state or local tax considerations are addressed herein. For this purpose, a United States holder is a stockholder that is: (i) a citizen or resident of the United States, (ii) a domestic corporation, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

No gain or loss should be recognized by a stockholder upon his or her exchange of pre-Reverse Split shares for post-Reverse Split shares. The aggregate tax basis of the post-Reverse Split shares received in the Reverse Split (including any fraction of a new share deemed to have been received) will be the same as the stockholder’s aggregate tax basis in the pre-Reverse Split shares exchanged. The stockholder’s holding period for the post-Reverse Split shares will include the period during which the stockholder held the pre-Reverse Split shares surrendered in the Reverse Split.

We also should not recognize any gain or loss as a result of the Reverse Split.

Interest of Certain Persons in Matters to be Acted Upon

No officer or director has any substantial interest, direct or indirect, by security holdings or otherwise, in the Reverse Split and the Restated Charter that is not shared by all of our other shareholders.

Financial Information

Our audited consolidated financial statements and accompanying notes filed with our Annual Report on Form 10-K for the year ended December 31, 2015, (our “Annual Report”), are incorporated herein by reference.

Our unaudited condensed consolidated interim financial statements and accompanying notes filed with our Quarterly Report on Form 10-Q for the period ended September 30, 2016 (our “Quarterly Report”), are incorporated herein by reference.

Item 7 of Part II of our Annual Report “Management’s Discussion and Analysis of Financial Condition and Results of Operations” is incorporated herein by reference.

Item 2 of Part I of our Quarterly Report “Management’s Discussion and Analysis of Financial Condition and Results of Operations” is incorporated herein by reference.

Effectiveness of the Reverse Split and the Restated Charter

If the proposed Restated Charter implementing the Reverse Split, included as Exhibit B to this Consent Solicitation Statement, is adopted, approving the Reverse Split, and our Board of Directors determine the exact ratio of the Reverse Split and the time of the effectiveness of the Reverse Split, we will file the Amended and Restated Charter, which will occur, in any event, subsequent to filing of the Restated Charter.

Required Vote

Adoption of the proposal to grant of discretionary authority to our Board of Directors to file the Restated Charter to effectuate the Reverse Split requires written consent from holders of record of at least a majority of the issued and outstanding shares of our Common Stock on the Record Date who are entitled to submit consents.

Recommendation of the Board of Directors

RECOMMENDATION OF THE BOARD OF DIRECTORS.  The Board of Directors recommends that you CONSENT (FOR) Proposal 3: The Restated Charter to consummate the Reverse Split.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information, as of December 31, 2016, with respect to the holdings of (1) each person who is the beneficial owner of more than 5% of our Common Stock, (2) each of our directors, (3) each executive officer, and (4) all of our current directors and executive officers as a group.

Beneficial ownership of the Common Stock is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) and includes any shares of Common Stock over which a person exercises sole or shared voting or investment power, or of which a person has a right to acquire ownership at any time within 60 days of December 31, 2016. Except as otherwise indicated, we believe that the persons named in this table have sole voting and investment power with respect to all shares of Common Stock held by them. Applicable percentage ownership in the following table is based on 160,684,706 shares of Common Stock outstanding as December 31, 2016 plus, for each individual, any securities that individual has the right to acquire within 60 days of December 31, 2016.

Title of Class: Common Stock

Name and Address of Beneficial Owner	Title	Beneficially Owned*	Percent of Class**
Officers and Directors
Stephen Turner	Chief Executive Officer and Chairman of the Board	4,215,524(1)	2.60%
Stanley Hostler	Secretary and Director	10,060,887(2)	6.12%
David Halverson	President and Chief Business Officer	193,750(3)	*
Matthew Powell	Vice President, Research & Development, and Chief Science Officer	205,625(4)	*
Steve Antoline	Director	17,375,134(5)	10.23%
Leonard Harris	Director	4,281,624 (6)	2.65%
Ed Roberson	Director	920,883 (7)	*
Scott Segal	Director	3,550,816 (8)	2.20%
Josiah T. Austin	Director	9,822,884 (9)	5.94%
Patrick Gallagher	Director	313,334 (10)	*
Maged Shenouda	Director	375,000(11)	*
Officers and Directors as a Group (total of 13 persons)		51,315,461	28%
5% Stockholders
El Coronado Holdings, LLC		14,460,162 (12)	8.78%
Summit Resources, Inc.	—	15,694,419 (13)	9.25%
Andreas Wawrla		18,105,556(14)	10.77%
Laidlaw Placement Agents		10,708,218 (15)	6.25%

*	Represents ownership under 1%.

(1)	Includes 2,730,705 shares of common stock, 1,234,819 shares of common stock to be acquired upon the exercise of warrants and 250,000 shares of common stock to be acquired upon the exercise of stock options.
(2)	Includes 3,554,390 shares of common stock, 1,324,204 shares of common stock to be acquired upon the exercise of warrants and 732,667 shares of common stock to be acquired upon the exercise of stock options. Also includes 2,724,992 shares of common stock held by Mr. Hostler’s wife, Virginia Child and 1,465,088 shares of common stock to be acquired upon the exercise of warrants held by Mr. Hostler’s wife, Virginia Child. Also includes 148,312 shares of common stock and 111,234 shares of common stock to be acquired upon the exercise of warrants jointly held by Stanley Hostler and Virginia Child.
(3)	Includes 193,750 shares of common stock to be acquired upon the exercise of stock options.
(4)	Includes 205,625 shares of common stock to be acquired upon the exercise of stock options.
(5)	Includes 1,514,048 shares of common stock owned of record by the Wilderness Land Company, LLC. Also includes 6,733,550 shares of common stock and 8,960,869 shares of common stock to be acquired upon the exercise of warrants owned of record by Summit Resources, Inc. As the trustee of the Wilderness Land Company, LLC and president of Summit Resources, Inc., Mr. Antoline has voting and dispositive control over any securities owned of record by the Wilderness Land Company and Summit Resources, Inc. Therefore, he may be deemed to beneficially own the shares of common stock and the shares of common stock to be acquired upon the exercise of warrants held of record by the Wilderness Land Company, LLC and Summit Resources, Inc. Includes 166,667 shares of common stock to be acquired upon the exercise of stock options.
(6)	Includes 3,235,068 shares of common stock, 629,889 shares of common stock to be acquired upon the exercise of warrants and 416,667 shares of common stock to be acquired upon the exercise of stock options.
(7)	Includes 537,600 shares of common stock, 57,260 shares of common stock to be acquired upon the exercise of warrants and 258,167 shares of common stock to be acquired upon the exercise of stock options. Also includes 67,856 shares of common stock owned of record by Raymond James & Associates, Inc., an IRA account of Ed Roberson.

(8)	Includes 2,633,844 shares of common stock, 500,305 shares of common stock to be acquired upon the exercise of warrants and 416,667 shares of common stock to be acquired upon the exercise of stock options.
(9)	Includes 5,049,744 shares of common stock, 216,667 shares of common stock to be acquired upon the exercise of stock options, 3,966,908 shares to be acquired upon the exercise of warrants, and 589,565 shares of common stock upon the conversion of a convertible debenture
(10)	Includes 246,667 shares of common stock and 66,667 shares of common stock to be acquired upon the exercise of stock options.
(11)	Includes 308,333 shares of common stock and 66,667 shares of common stock to be acquired upon the exercise of stock options.
(12)	Includes 10,493,254 shares of common stock and 3,966,908 shares of common stock to be acquired upon the exercise of warrants.
(13)	Includes 6,733,550 shares of common stock and 8,960,869 shares of common stock to be acquired upon the exercise of warrants. As president of Summit Resources, Inc., Mr. Antoline has voting and dispositive control over any securities owned of record by Summit Resources, Inc. Therefore, he may be deemed to beneficially own the shares of common stock and the shares of common stock to be acquired upon the exercise of warrants held of record by Summit Resources, Inc.
(14)	Includes 10,605,550 shares of common stock and 7,500,000 shares of common stock to be acquired upon the exercise of warrants.
(15)	Includes 10,708,218 shares of common stock to be acquired upon the exercise of warrants.

STOCKHOLDER PROPOSALS

Proposals of shareholders intended to be presented at our next annual meeting of shareholders, including the election of directors of the Company, must be received by us a reasonable amount of time prior to when we begin to print and send our proxy materials for such meeting. These proposals must comply with the requirements as to form and substance established by the SEC for such proposals in order to be included in the proxy statement. If the shareholder fails to give notice in reasonable time prior to when we begin to print and send our proxy materials for such meeting, then the persons named as proxies in the proxies solicited by our Board of Directors for our next annual meeting may exercise discretionary voting power regarding any such proposal.

ANNUAL REPORTS

We shall provide a copy of our Form 10-K Annual Report for the fiscal year ended December 31, 2015 and our Quarterly Reports for the three fiscal quarters ended September 30, 2016, without charge, to each person to whom a Consent Solicitation Statement is delivered, upon written or oral request of such person delivered to us at Protea Biosciences Inc., c/o Island Stock Transfer, 15500 Roosevelt Boulevard, Suite 301, Clearwater, FL 33760, Attention: Ms. Anna Kotlova. Copies may also be obtained without charge through the SEC’s web-site at http://www.sec.gov. We intend to file our Form 10-K Annual Report for fiscal year ended December 31, 2016 on or before March 31, 2017.

“HOUSEHOLDING” OF PROXY MATERIALS

Some banks, brokers and other nominee record holders may employ the practice of “householding” proxy statements and annual reports. This means that only one copy of this Consent Solicitation Statement may have been sent to multiple stockholders residing at the same household. If you would like to obtain an additional copy of this Consent Solicitation Statement, please contact us at Protea Biosciences Inc., c/o Island Stock Transfer, 15500 Roosevelt Boulevard, Suite 301, Clearwater, FL 33760, Attention: Ms. Anna Kotlova. If you want to receive separate copies of our proxy statements and annual reports in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are required to comply with the reporting requirements of the Securities Exchange Act. For further information about us, you may refer to our Annual Report and our Quarterly Report, copies of which are enclosed herewith. You can review these filings at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, DC 20549. These filings are also available electronically on the World Wide Web at http://www.sec.gov.

In accordance with Rule 14a-3(e)(1) under the Exchange Act, one proxy statement will be delivered to two or more stockholders who share an address, unless we have received contrary instructions from one or more of the stockholders. We will deliver promptly upon written or oral request a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the proxy statement was delivered. Requests for additional copies of the proxy statement, and requests that in the future separate proxy statements be sent to stockholders who share an address, should be directed to Protea Biosciences Inc., c/o Island Stock Transfer, 15500 Roosevelt Boulevard, Suite 301, Clearwater, FL 33760, Attention: Ms. Anna Kotlova. In addition, stockholders who share a single address but receive multiple copies of the proxy statement may request that in the future they receive a single copy by contacting us at the address set forth in the prior sentence.

February 9, 2017

By Order of the Board of Directors

/s/ Stephen Turner
Stephen Turner
Chief Executive Officer

Exhibit A

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
Protea biosciences group, inc.

Pursuant to Sections 242 and 245 of the
General Corporation Law of the State of Delaware)

Protea Biosciences Group, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

A.       The name of the Corporation is Protea Biosciences Group, Inc, and the original Certificate of Incorporation of this Corporation was filed with the Secretary of State of the State of Delaware on May 24, 2015 under the name “SRKP 5, Inc.”.

B.      The board of directors of the Corporation (the “Board of Directors”) duly adopted a resolution, pursuant to Sections 141(f), 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”) setting forth and adopting this Amended and Restated Certificate of Incorporation of the Corporation.

C.      The stockholders of the Corporation duly approved this Amended and Restated Certificate of Incorporation by written consent in accordance with Sections 228, 242 and 245 of the DGCL.

D.      This Amended and Restated Certificate of Incorporation deletes Article 4, renumbers and amends Articles 5, 6, 7, 8 and 9, and restates, integrates and further amends the provisions of the Corporation’s Amended and Restated Certificate of Incorporation, and has been duly approved by the written consent of the stockholders of the Corporation in accordance with Section 228 of the DGCL.

E.       The text of the Amended and Restated Certificate of Incorporation of this Corporation is hereby amended and restated to read in its entirety as follows:

ARTICLE I

The name of the Corporation is Protea Biosciences Group, Inc.

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is 2711. Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle. The name of its registered agent at such address is the Corporation Service Company.

ARTICLE III

The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized under the DCGL, as the same exists or as may hereafter be amended from time to time.

ARTICLE IV

4.1       Authorized Capital Stock. The total number of shares of all classes of capital stock that the Corporation is authorized to issue is Three Hundred and Sixty Million (760,000,000) shares, consisting of Seven Hundred Fifty Million (750,000,000) shares of Common Stock, par value $0.0001 per share (the “Common Stock”), and Ten Million (10,000,000) shares of Preferred Stock, par value $0.0001 per share (the “Preferred Stock”).

4.2       Increase or Decrease in Authorized Capital Stock. The number of authorized shares of Preferred Stock or Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote generally in the election of directors, irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), voting together as a single class, without a separate vote of the holders of the class or classes the number of authorized shares of which are being increased or decreased, unless a vote by any holders of one or more series of Preferred Stock is required by the express terms of any series of Preferred Stock as provided for or fixed pursuant to the provisions of Section 4.4 of this Article IV.

4.3       Common Stock.

(a) The holders of shares of Common Stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders on which the holders of shares of Common Stock are entitled to vote. Except as otherwise required by law or this certificate of incorporation (this “Certificate of Incorporation” which term, as used herein, shall mean the certificate of incorporation of the Corporation , as amended from time to time, including the terms of any certificate of designations of any series of Preferred Stock), and subject to the rights of the holders of Preferred Stock, at any annual or special meeting of the stockholders the holders of shares of Common Stock shall have the right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation that relates solely to the terms, number of shares, powers, designations, preferences, or relative participating, optional or other special rights (including, without limitation, voting rights), or to qualifications, limitations or restrictions thereon, of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one more other such series, to vote thereon pursuant to this Certificate of Incorporation (including, without limitation, by any certificate of designations relating to any series of Preferred Stock) or pursuant to the DGCL.

(b) Subject to the rights of the holders of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board of Directors of the Corporation (the “Board of Directors”) from time to time out of any assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in such dividends and distributions.

(c) In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, and subject to the rights of the holders of Preferred Stock in respect thereof, the holders of shares of Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them.

(d) As determined by the Board of Directors of the Corporation, in the exercise of its sole discretion, upon effectiveness of this Certificate of Incorporation (the “Split Effective Time”), each [fifty (50)] shares of our Common Stock shall be combined and converted automatically, without further action, into one (1) fully paid and non-assessable share of Common Stock (the “Reverse Split”). No fractional shares of Common Stock will be issued in connection with the Reverse Split, and all such fractional interests will be rounded down to the nearest whole number. Each holder of record of a certificate which immediately prior to the Split Effective Time represents outstanding shares of Common Stock (an “Old Certificate”) shall be entitled to receive upon surrender of such Old Certificate to the Corporation’s transfer agent for cancellation, a certificate (a “New Certificate”) representing the number of whole shares of Common Stock into and for which the shares formerly represented by such Old Certificate so surrendered are combined and converted. From and after the Split Effective Time, Old Certificates shall represent only the right to receive New Certificates as aforesaid and, to the extent the Corporation so elects, cash pursuant to the provisions hereof. The amount of capital represented by the shares of Common Stock outstanding in the aggregate immediately after the Split Effective Time shall be adjusted from the capital account of the Common Stock to the additional paid in capital account for each share of Common Stock fewer outstanding immediately following the Reverse Split than immediately prior to the Reverse Split, such transfer to be made at the Split Effective Time. The Reverse Split will have no effect on the Authorized Capital Stock of the Corporation..

4.4.       Preferred Stock.

The Preferred Stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board of Directors). The Board of Directors is further authorized, subject to limitations prescribed by law, to fix by resolution or resolutions and to set forth in a certification of designations [filed pursuant to the DGCL] the powers, designations, preferences and relative, participation, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, of any wholly unissued series of Preferred Stock, including without limitation authority to fix by resolution or resolutions that dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including, without limitation, sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing.

The Board of Directors is further authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series, the number of which was fixed by it, subsequent to the issuance of shares of such series then outstanding, subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof stated in the Certificate of Incorporation or the resolution of the Board of Directors originally fixing the number of shares of such series. If the number of shares of any series is so decreased, then the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

ARTICLE V

5.1.       General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

5.2.       Number of Directors; Election; Term.

(a) Subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, the number of directors that constitutes the entire Board of Directors shall be fixed solely by resolution of the Board of Directors.

(b) Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

5.3       Vacancies and Newly Created Directorships. Subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, and [except as otherwise provided in the DGCL, vacancies occurring on the Board of Directors for any reason and newly created directorships resulting from an increase in the authorized number of directors may be filled only by vote of a majority of the remaining members of the Board of Directors, although less than a quorum, or by a sole remaining director, at any meeting of the Board of Directors. A person so elected by the Board of Directors to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been assigned by the Board of Directors and until his or her successor shall be duly elected and qualified.

5.4       Removal. Subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, a director may be removed from office by the stockholders of the Corporation only for cause.

ARTICLE VI

6.1       Limitation of Personal Liability. To the fullest extent permitted by the DGCL, as it presently exists or may hereafter be amended from time to time, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

6.2       Indemnification.

The Corporation shall indemnify, to the fullest extent permitted by applicable law, any director or officer of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding. The Corporation shall be required to indemnify a person in connection with a Proceeding initiated by such person only if the Proceeding was authorized by the Board of Directors.

The Corporation shall have the power to indemnify, to the extent permitted by the DGCL, as it presently exists or may hereafter be amended from time to time, any employee or agent of the Corporation who was or is a party or is threatened to be made a party to any Proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding.

Any repeal or amendment of this Article VI by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Certificate of Incorporation inconsistent with this Article VI will, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to further limit or eliminate the liability of directors) and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to acts or omissions occurring prior to such repeal or amendment or adoption of such inconsistent provision.

ARTICLE VII

Exclusive Jurisdiction. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation arising pursuant to any provision of the DGCL or the Corporation’s Certificate of Incorporation or Bylaws, (iv) any action to interpret, apply, enforce or determine the validity of the Corporation’s Certificate of Incorporation or Bylaws, or (v) any action asserting a claim against the Corporation governed by the internal affairs doctrine, in each such case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article VII.

ARTICLE VIII

Amendment. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation (including, without limitation, any rights, preferences or other designations of Preferred Stock), in the manner now or hereafter prescribed by this Certificate of Incorporation and the DGCL; and all rights, preferences and privileges herein conferred upon stockholders by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article VIII. Notwithstanding any other provision of this Certificate of Incorporation, and in addition to any other vote that may be required by law or the terms of any series of Preferred Stock, the affirmative vote of the holders of at least 66⅔% of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter or repeal, or adopt any provision as part of this Certificate of Incorporation inconsistent with the purpose and intent of, Article V, Article VI, Article VII or this Article VIII (including, without limitation, any such Article as renumbered as a result of any amendment, alteration, change, repeal or adoption of any other Article).

ARTICLE IX

The effective date and time of this Amended and Restated Certificate of Incorporation shall be ___ _________, 2017.

IN WITNESS WHEREOF, Protea Biosciences Group, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by a duly authorized officer of the Corporation on this ____ day of ______, 2017.

PROTEA BIOSCIENCES GROUP, INC.

By:
Stephen Turner
President, Authorized Person

Exhibit B

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
PROTEA BIOSCIENCES GROUP, INC.

(a Delaware corporation)

The undersigned, Stephen Turner, hereby certifies that:

1. He is the Chief Executive Officer of Protea Biosciences Group, Inc. (the “Corporation”), a Delaware corporation, and is duly authorized by the Board of Directors of the Corporation to execute this instrument.

2. The present name of the Corporation is “Protea Biosciences Group, Inc.” The Corporation filed its Certificate of Incorporation with the Secretary of State of the State of Delaware on May 24, 2005, as amended on September 2, 2011, June 24, 2013, October 30, 2014, March 12, 2015 and July 2, 2015, and October 24, 2016.

3. This Certificate of Amendment of the Certificate of Incorporation was duly approved by the Corporation’s Board of Directors and duly adopted by written consent of the stockholders of the Corporation in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

4. ARTICLE FIFTH of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

The total number of shares of capital stock which the Corporation shall have authority to issue is: [five hundred and ten thousand (510,000,000)][seven hundred and sixty million (760,000,000)]. These shares shall be divided into two classes with [five hundred thousand (500,000,000)] [seven hundred and fifty million (750,000,000)] shares designated as common stock at $.0001 par value (the “Common Stock”) and ten million (10,000,000) shares designated as preferred stock at $.0001 par value (the “Preferred Stock”).

The Preferred Stock of the Corporation shall be issued by the Board of Directors of the Corporation in one or more classes or one or more series within any class and such classes or series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences, limitations or restrictions as the Board of Directors of the Corporation may determine, from time to time.

Holders of shares of Common Stock shall be entitled to cast one vote for each share held at all stockholders’ meetings for all purposes, including the election of directors. The Common Stock does not have cumulative voting rights.

5.       The holders of a majority of the shares of Common Stock issued and outstanding as at the date of this amended to the Certificate of Incorporation and the Board of Directors of the Corporation have authorized a [one-for ___] reverse split of the issued and outstanding shares of Common Stock of the Corporation (the “Reverse Stock Split”) to be effective as of ______________, 2017. As a result of such Reverse Stock Split, (a) the _________currently issued and outstanding shares of Common Stock of the Corporation shall be decreased to ________shares of Common Stock, and each one full share of currently outstanding Common Stock shall become ______ share of Common Stock; and (b) each one full share Common Stock issuable upon conversion of any convertible securities or upon exercise of any warrant or option to purchase Common Stock shall be reduced to ______ share of Common Stock.  The Reverse Stock Split does not affect the authorized capital stock of the Corporation as set forth in ARTICLE FIFTH of the Certificate of Incorporation.

6.       No holder of shares of stock of any class shall be entitled as a matter of right to subscribe for or purchase or receive any part of any new or additional issue of shares of stock of any class, or of securities convertible into shares of stock of any class, whether now hereafter authorized or whether issued for money, for consideration other than money, or by way of dividend.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Certificate of Incorporation to be executed this    day of         , 2017.

/s/ Stephen Turner

Stephen Turner
Chief Executive Officer

ANNEX A

WRITTEN CONSENT OF STOCKHOLDERS OF
PROTEA BIOSCIENCES GROUP, INC.

THIS CONSENT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned, being a stockholder of record of Protea Biosciences Group, Inc. (the “Company”) as of February 2, 2017 hereby takes the following action, in accordance with our Bylaws, as amended to date, and pursuant to Section 228 of the Delaware General Corporation Law, with respect to all shares of Common Stock, par value $0.0001 per share, of the Company (“Common Stock”) held by the undersigned, in connection with the solicitation by the Board of Directors of the Company of written consent, pursuant to Section 228 of Title 8 of the Delaware Code, to the three (3) Proposals set forth below, as the same are described in the Company’s Consent Solicitation Statement on Schedule 14A, dated February 9, 2017, without a meeting.

(Place an “X” in the appropriate boxes)

The Board of Directors recommends that Stockholders CONSENT to the following Proposals

Proposal 1.	The ratification of the appointment of Schneider Downs & Co., Inc., as our independent registered public auditors and accountants for our fiscal year ending December 31, 2016;

Proposal 2.	An amendment to our Certificate of Incorporation, as amended (the “Restated Charter”) to increase authorized capitalization (the “Authorized Common Stock Increase”) from 500,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), and 10,000,000 shares of preferred stock, par value $0.0001 per share, to 750,000,000 shares of Common Stock, and 10,000,000 shares of preferred stock, par value $0.0001 per share;

Proposal 3.

Approval of a Reverse Split of Common Stock, within a range of between one-for-fifteen (1:15) and one-for-fifty (1:50), with the exact Reverse Split ratio to be determined by the Board of Directors, in its sole discretion, and the related approval of the Restated Charter to effectuate the Reverse Split, to be effective at such time and date, if at all, as determined by the Board in its sole discretion

Proposal 1. Ratification of Appointment of Schneider Downs & Co., Inc., as our auditors for the 2016 Fiscal Year.

☐ CONSENT (FOR)	☐ CONSENT WITHHELD (AGAINST)	☐ ABSTAIN

Proposal 2. Approval of the Restated Charter to effectuate the Authorized Common Stock Increase:

RESOLVED, that Article 5 of the Certificate of Incorporation of the Corporation, as previously amended, be further amended to add the following paragraph to the end thereof:

The total number of shares of capital stock which the Corporation shall have authority to issue is: seven hundred and sixty million (760,000,000). These shares shall be divided into two classes with seven hundred and fifty million (750,000,000) shares designated as common stock at $.0001 par value (the “Common Stock”) and ten million (10,000,000) shares designated as preferred stock at $.0001 par value (the “Preferred Stock”).

The Preferred Stock of the Corporation shall be issued by the Board of Directors of the Corporation in one or more classes or one or more series within any class and such classes or series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences, limitations or restrictions as the Board of Directors of the Corporation may determine, from time to time.

Holders of shares of Common Stock shall be entitled to cast one vote for each share held at all stockholders’ meetings for all purposes, including the election of directors. The Common Stock does not have cumulative voting rights.

No holder of shares of stock of any class shall be entitled as a matter of right to subscribe for or purchase or receive any part of any new or additional issue of shares of stock of any class, or of securities convertible into shares of stock of any class, whether now hereafter authorized or whether issued for money, for consideration other than money, or by way of dividend.

RESOLVED, that the Certificate of Amendment (the “Restated Charter”) to the Certificate of Incorporation of the Corporation attached as Exhibit A to the Corporation’s Consent Solicitation Statement dated February 9, 2017 (the “Consent Solicitation Statement”) be, and it hereby is, authorized, approved and adopted in all respects.

☐ CONSENT (FOR)	☐ CONSENT WITHHELD (AGAINST)	☐ ABSTAIN

Proposal 3. Approval of the Restated Charter to effectuate the Reverse Split of our Common Stock:

RESOLVED, that Article 5 of the Certificate of Incorporation of the Corporation, as previously amended, be further amended to add the following paragraph to the end thereof:

Reverse Stock Split. As determined by the Board of Directors of the Company, in the exercise of its sole discretion, a split ratio between a range of fifteen (25) to fifty (50) shares of the issued and outstanding shares of Common Stock as of the time the certificate containing this amendment becomes effective (the “Split Effective Time”), shall be combined and converted (the “Reverse Split”) automatically, without further action, into one (1) fully paid and non-assessable share of Common Stock. In lieu of any fractional shares to which a holder would otherwise be entitled, the Corporation, at its discretion, shall either: (a) pay cash equal to the product of such fraction multiplied by the fair market value of one share of Common Stock, as of the Split Effective Time or (b) issue a scrip or warrant in registered form to purchase our Common Stock which shall enable the holder thereof to receive a full share upon the surrender of such scrip or warrant aggregating a full share; Each holder of record of a certificate which immediately prior to the Split Effective Time represents outstanding shares of Common Stock (an “Old Certificate”) shall be entitled to receive upon surrender of such Old Certificate to the Corporation’s transfer agent for cancellation, a certificate (a “New Certificate”) representing the number of whole shares of Common Stock into and for which the shares formerly represented by such Old Certificate so surrendered are combined and converted. From and after the Split Effective Time, Old Certificates shall represent only the right to receive New Certificates as aforesaid and, to the extent the Corporation so elects, cash pursuant to the provisions hereof. The amount of capital represented by the shares of Common Stock outstanding in the aggregate immediately after the Split Effective Time shall be adjusted from the capital account of the Common Stock to the additional paid in capital account for each share of Common Stock fewer outstanding immediately following the Reverse Split than immediately prior to the Reverse Split, such transfer to be made at the Split Effective Time.

;and be it further

RESOLVED, that the Certificate of Amendment (the “Restated Charter”) of the Certificate of Incorporation of the Corporation attached as Exhibit A to the Corporation’s Consent Solicitation Statement dated February 9, 2017 (the “Consent Solicitation Statement”) be, and it hereby is, authorized, approved and adopted in all respects.

☐ CONSENT (FOR)	☐ CONSENT WITHHELD (AGAINST)	☐ ABSTAIN

INSTRUCTIONS:  TO CONSENT, WITHHOLD CONSENT OR ABSTAIN FROM CONSENTING TO THE APPROVAL OF EACH PROPOSAL, CHECK THE APPROPRIATE BOX ABOVE. IF NO BOX IS MARKED ABOVE WITH RESPECT TO EACH PROPOSAL, THE UNDERSIGNED WILL BE DEEMED TO HAVE CONSENTED TO THE PROPOSAL.

MAIL:  Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Protea Biosciences Inc., c/o Island Stock Transfer, 15500 Roosevelt Boulevard, Suite 301, Clearwater, FL 33760, Attention: Ms. Anna Kotlova.

TELEPHONE:  Call 1-727-289-0010 and follow the instructions.

FACIMILE:  Mark, sign and date your proxy card and return it via fax to 1-727-289-0069.

INTERNET:  Visit www.islandstocktransfer.com. Click on Vote Your Proxy. Enter your control number. Enter your vote.

EMAIL:  Send email to akotlova@islandstocktransfer.com with “Proxy Materials Protea Biosciences, Inc.” in the subject line.

Dated:__________________
[print name of record stockholder
as set forth on stock certificate]	[signature of record stockholder or person authorized to sign on behalf of record stockholder]

[title or authority of authorized person, if applicable]	[signature, if held jointly]

If an individual, please sign exactly as the name appears on the certificate representing your shares of Common Stock. If a corporation, partnership, trust, limited liability company or other entity, please identify the entity as the name appears on the certificate representing your shares of Common Stock, cause an authorized person to sign on behalf of the entity, and clearly identify the title of such authorized person. This Written Consent of Stockholders shall vote all shares to which the signatory is entitled. This Written Consent of Stockholders, together with all written Consent in substantially the same form, shall be treated as a single Consent of stockholders.